Exhibit 99.1

Media Relations Contact: Holly Burkhart TIBCO Software Inc. (650) 846-5624 hburkhar@tibco.com	Investor Relations Contact: Matthew Langdon TIBCO Software Inc. (650) 846-5747 mlangdon@tibco.com

TIBCO SOFTWARE GROWS LICENSE REVENUE BY 23% AND

TOTAL REVENUE BY 21% OVER Q2 2009

Non-GAAP EPS Increases to $0.15

PALO ALTO, Calif., June 24, 2010 – TIBCO Software Inc. (Nasdaq: TIBX) today announced results for its second quarter, which ended on May 30, 2010.

Total revenue for the second quarter of fiscal 2010 was $173.3 million and net income was $12.8 million, or $0.08 per diluted share. This compares to total revenue of $142.7 million and net income of $10.1 million, or $0.06 per diluted share, as reported for the second quarter of fiscal 2009.

On a non-GAAP basis, net income for the second quarter of fiscal 2010 was $26.2 million or $0.15 per diluted share, compared with $19.0 million or $0.11 per diluted share for the second quarter of fiscal 2009. Non-GAAP operating income for the second quarter of fiscal 2010 was $38.8 million, an increase of 43% over non-GAAP operating income of $27.1 million in Q2 2009. This implies an expansion of non-GAAP operating margins of 340 basis points, from 19.0% in Q2 2009 to 22.4% in Q2 2010. Non-GAAP results exclude stock-based compensation expense, amortization of acquired intangible assets, restructuring expenses, and acquisition related and other expenses and assume non-GAAP effective tax rates of 31% and 32% for the second fiscal quarters of 2010 and 2009, respectively.

“Our business continued its strong momentum in Q2, delivering accelerated growth in license revenue, total revenue, and operating profits,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “Our core SOA business grew 34% over last year, our BPM business delivered a major new product release, and our Business Optimization technologies continue to drive deals for us. Customers from all industries are embracing our event-driven and in-memory products to help achieve their Two-Second AdvantageTM, and we have the products, solutions and expertise to help them get there.”

Second Quarter Fiscal 2010 Highlights

•	Total revenue increased 21% year over year to $173.3 million;

•	License revenue increased 23% year over year to $62.1 million;

•	Non-GAAP operating margin was 22.4%;

•	Cash flow from operations was $41.0 million;

•	Repurchased 3.4 million shares;

•	Diverse mix of business across major industries including Financial Services, Telecommunications, Energy, Government, Life Sciences, and Insurance;

•	TIBCO closed 85 deals over $100k and had 12 deals over $1 million; and

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TIBCO expanded its business with leading companies and agencies in the second quarter such as The City of Anaheim, Corinthian Colleges, Sydney Water Corporation, TeliaSonera, Telkom, Telstra, Total Systems Services, and Vodafone.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its second quarter results. The conference call will be hosted by InterCall and may be accessed over the Internet at www.tibco.com or via dial-in at (877) 293-9114 or (706) 758-2055. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight on July 24, 2010 at www.tibco.com or via dial-in at (800) 642-1687 or (706) 645-9291. The pass code for both the call and the replay is 78422894.

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About TIBCO

TIBCO’s technology digitized Wall Street in the ’80s with event-driven “Information Bus” software, which helped make real-time business a strategic differentiator in the ’90s. Today, TIBCO’s infrastructure software gives customers the ability to constantly innovate by connecting applications and data in a service-oriented architecture, streamlining activities through business process management, and giving people the information and intelligence tools they need to make faster and smarter decisions, what we call The Power of Now®. TIBCO serves more than 3,000 customers around the world with offices in more than 20 countries and an ecosystem of over 200 partners. Learn more at www.tibco.com.

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TIBCO, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for second quarter of fiscal year 2010 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding our Business Optimization technologies continuing to drive deals, the continued ability of our products to help customers achieve their Two-Second Advantage, and our ability to provide goods and expertise to help our customers achieve their Two-Second Advantage are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: our ability to differentiate our solutions from those of our competitors, our ability to compete effectively against alternative business models, and our ability to execute successfully on our product plans. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2009 and Quarterly Report on Form 10-Q for the quarter ended February 28, 2010. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	May 30, 2010	November 30, 2009 (1)
ASSETS
Current assets:
Cash and cash equivalents	$277,058	$292,529
Short-term investments	208	307
Accounts receivable, net	114,894	154,744
Prepaid expenses and other current assets	50,242	52,657

Total current assets	442,402	500,237

Property and equipment, net	90,645	94,631
Goodwill	376,475	374,285
Acquired intangible assets, net	97,405	83,060
Long-term deferred income tax assets	75,780	70,057
Other assets	44,800	44,069

Total assets	$1,127,507	$1,166,339

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,491	$18,350
Accrued liabilities	71,294	96,595
Accrued excess facilities costs	8,056	5,848
Deferred revenue	178,844	159,241
Current portion of long-term debt	2,207	2,148

Total current liabilities	274,892	282,182

Accrued excess facilities costs, less current portion	833	1,083
Long-term deferred revenue	15,311	15,353
Long-term deferred income tax liabilities	9,133	9,257
Long-term income tax liabilities	14,041	17,045
Long-term debt, less current portion	39,258	40,377
Other long-term liabilities	3,106	3,561

Total long-term liabilities	81,682	86,676

Total liabilities	356,574	368,858

Total equity	770,933	797,481

Total liabilities and equity	$1,127,507	$1,166,339

(1)	On December 1, 2009, TIBCO adopted a new accounting standard related to the presentation of noncontrolling interest. Prior period results have been adjusted to conform with this new accounting standard.

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Six Months Ended
	May 30, 2010	May 31, 2009 (1)	May 30, 2010	May 31, 2009 (1)
Revenue:
License	$62,096	$50,457	$116,270	$95,306
Service and maintenance	111,174	92,213	212,044	180,260

Total revenue	173,270	142,670	328,314	275,566

Cost of revenue:
License	8,199	7,493	15,595	14,303
Service and maintenance	39,128	32,404	74,332	63,649

Total cost of revenue	47,327	39,897	89,927	77,952

Gross profit	125,943	102,773	238,387	197,614

Operating expenses:
Research and development	30,127	26,260	58,201	51,394
Sales and marketing	56,846	47,445	109,549	93,571
General and administrative	11,907	11,317	23,253	21,945
Amortization of acquired intangible assets	3,976	3,736	7,684	7,452
Acquisition related and other (2)	589	—	1,634	—
Restructuring	6,271	—	6,271	—

Total operating expenses	109,716	88,758	206,592	174,362

Income from operations	16,227	14,015	31,795	23,252

Interest income	224	757	428	1,834
Interest expense	(980)	(793)	(1,965)	(1,539)
Other income (expense), net	142	1,042	(87)	1,201

Income before provision for income taxes and noncontrolling interest	15,613	15,021	30,171	24,748

Provision for income taxes	2,682	4,828	6,800	8,950

Net income	12,931	10,193	23,371	15,798

Less: Net income attributable to noncontrolling interest	117	116	132	95

Net income attributable to TIBCO Software Inc.	$12,814	$10,077	$23,239	$15,703

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.08	$0.06	$0.14	$0.09

Diluted	$0.08	$0.06	$0.14	$0.09

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	160,992	171,635	161,793	171,460

Diluted	169,975	173,134	169,861	172,614

(1)	On December 1, 2009, TIBCO adopted a new accounting standard related to the presentation of noncontrolling interest. Prior period results have been adjusted to conform with this new accounting standard.
(2)	Prior to the adoption of new amended guidance for business combinations effective December 1, 2009, the majority of acquisition related and other expenses were capitalized.

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Six Months Ended
	May 30, 2010	May 31, 2009 (1)
Cash flows from operating activities:
Net income	$23,371	$15,798
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	6,606	7,477
Amortization of acquired intangible assets	15,218	14,587
Stock-based compensation	14,224	11,180
Deferred income tax	(5,263)	(4,216)
Tax benefits related to stock benefit plans	13,683	5,615
Excess tax benefits from stock-based compensation	(8,889)	(3,558)
Other non-cash adjustments, net	50	942
Changes in assets and liabilities:
Accounts receivable	40,579	33,344
Prepaid expenses and other assets	4,482	9,367
Accounts payable	(5,388)	745
Accrued liabilities and excess facilities costs	(29,769)	(21,200)
Deferred revenue	12,601	1,507

Net cash provided by operating activities	81,505	71,588

Cash flows from investing activities:
Maturities and sales of short-term investments	157	10,586
Acquisitions, net of cash acquired	(42,626)	(163)
Proceeds from private equity investments	32	—
Purchases of property and equipment	(2,458)	(3,255)
Restricted cash pledged as security	(1,880)	(3,241)

Net cash provided by (used in) investing activities	(46,775)	3,927

Cash flows from financing activities:
Proceeds from issuance of common stock	16,422	2,094
Repurchases of the Company’s common stock	(67,482)	(14,791)
Excess tax benefits from stock-based compensation	8,889	3,558
Principal payments on long-term debt	(2,404)	(1,002)

Net cash used in financing activities	(44,575)	(10,141)

Effect of foreign exchange rate changes on cash and cash equivalents	(5,626)	7,717

Net change in cash and cash equivalents	(15,471)	73,091
Cash and cash equivalents at beginning of period	292,529	254,400

Cash and cash equivalents at end of period	$277,058	$327,491

(1)	On December 1, 2009, TIBCO adopted a new accounting standard related to the presentation of noncontrolling interest. Prior period results have been adjusted to conform with this new accounting standard.

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses

TIBCO has incurred acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating these expenses from its non-GAAP measures is useful to investors, because it generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Restructuring Activities

TIBCO has incurred restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended				Six Months Ended
	May 30, 2010		May 31, 2009		May 30, 2010		May 31, 2009
	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$16,227	$12,814	$14,015	$10,077	$31,795	$23,239	$23,252	$15,703
Amortization of intangible assets - cost of revenue	3,920	3,920	3,572	3,572	7,534	7,534	7,135	7,135
Amortization of intangible assets - operating expense	3,976	3,976	3,736	3,736	7,684	7,684	7,452	7,452
Stock-based compensation - cost of revenue	681	681	632	632	1,323	1,323	1,242	1,242
Stock-based compensation - R&D expense	2,020	2,020	1,531	1,531	3,540	3,540	2,654	2,654
Stock-based compensation - S&M expense	2,571	2,571	1,706	1,706	4,826	4,826	3,412	3,412
Stock-based compensation - G&A expense	2,516	2,516	1,949	1,949	4,535	4,535	3,872	3,872
Acquisition related and other	589	589	—	—	1,634	1,634	—	—
Restructuring	6,271	6,271	—	—	6,271	6,271	—	—
Income tax adjustment for non-GAAP (1)	—	(9,147)	—	(4,179)	—	(14,425)	—	(7,215)

Non-GAAP	$38,771	$26,211	$27,141	$19,024	$69,142	$46,161	$49,019	$34,255

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP		$0.08		$0.06		$0.14		$0.09

Non-GAAP		$0.15		$0.11		$0.27		$0.20

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:		169,975		173,134		169,861		172,614

(1)	The estimated non-GAAP effective tax rate was 31% and 32% for fiscal 2010 and 2009, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.